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                                                                 EXHIBIT 4(d)(3)

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                             AMERICAN AIRLINES, INC.

                           AMBAc ASSURANCE CORPORATION

                          CITIGROUP GLOBAL MARKETS INC.

                           J.P. MORGAN SECURITIES INC.

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                        MORGAN STANLEY & CO. INCORPORATED

                   American Airlines Pass Through Certificates
                                 Series 2003-1G

                            INDEMNIFICATION AGREEMENT

Dated: As of June 30, 2003

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                  INDEMNIFICATION AGREEMENT, dated as of June 30, 2003 (this
"Indemnification Agreement"), by and among AMERICAN AIRLINES, INC. ("American"), AMBAC ASSURANCE CORPORATION (the "Policy Provider"), CITIGROUP GLOBAL MARKETS INC., J.P. MORGAN SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and MORGAN STANLEY & CO. INCORPORATED (the "Underwriters").

                  Section 1. Defined Terms. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Underwriting Agreement, dated June 30, 2003 (the "Underwriting Agreement"), between American and the Underwriters; and the following terms shall have the following meanings:

                  "Incorporated Documents" means any documents of American filed pursuant to the Exchange Act which are incorporated by reference into any Offering Document.

                  "Indemnified Party" has the meaning given in Section 5.

                  "Indemnifying Party" has the meaning given in Section 5.

                  "Offering Document" means collectively, the Prospectus, the Prospectus Supplement and any amendment or supplement thereto, all with respect to the Class G Certificates, that makes reference to the Policy Provider or the Policy.

                  "Policy Provider Information" has the meaning given in
Section 4.

                  "Prospectus" means the Prospectus of American Airlines, Inc. dated as of March 21, 2002 relating to $2,500,000,000 of pass through certificates, including the Incorporated Documents.

                  "Prospectus Supplement" means the prospectus supplement of American Airlines, Inc. dated June 30, 2003 relating to $$254,863,000 of Class G Certificates, including the Incorporated Documents.

                  "Underwriter Information" has the meaning given in Section 3.

                  Section 2. Representations, Warranties and Agreements of the Underwriters. Each Underwriter represents, warrants and agrees with the Policy Provider as follows:

                  (a) Offering Document. Such Underwriter will not use, or distribute to other broker-dealers for use, any Offering Document in connection with the offer and sale of the Class G Certificates unless any information included in such Offering Document relating to the Policy Provider has been furnished by the Policy Provider for inclusion therein and has been approved by the Policy Provider.

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                  (b)      Underwriter Information. All material provided by
such Underwriter to American in writing specifically for inclusion in the Offering Document (as revised from time to time), insofar as such information relates to the Underwriters, shall be true and correct in all material respects.

                  (c) Compliance with Laws. Such Underwriter will comply in all material respects with all legal requirements in connection with its offers and sales of the Class G Certificates and will make such offers and sales in the manner provided in the Offering Document.

                  (d) Organization, Power, Enforceability. Such Underwriter is duly organized, validly existing and in good standing in the jurisdiction of its organization and has the corporate power and authority to execute and deliver this Indemnification Agreement and to perform its obligations hereunder. This Indemnification Agreement constitutes a legal, valid and binding obligation of such Underwriter, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained herein insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

                  Section 3. Representations and Warranties of American. American represents and warrants to, and agrees with, the Policy Provider as follows:

                  (a) Except for the Policy Provider Information and the information contained in the last three sentences of the second paragraph, the second and third sentences of the fourth paragraph, and the eighth paragraph, in each case, under the heading "Underwriting" in the Prospectus Supplement (the "Underwriter Information"), (i) the Offering Document, as of the date thereof, neither contained any untrue statement of a material fact nor omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) as of the date hereof, the Offering Document did not, and on the Closing Date the Offering Document will not, contain any untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) As of the date hereof, its representations and warranties contained in the Underwriting Agreement are true and correct in all material respects.

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                  (d)      The Company will not use any Offering Document in
connection with the offer and sale of the Class G Certificates unless the information included in or incorporated into by reference in such Offering Document under the caption "Description of the Policy Provider" (or a similar caption making reference to the Policy Provider) has been furnished by the Policy Provider for inclusion therein and has been approved by the Policy Provider. Without limiting the foregoing, no disclosure relating to the Policy Provider contained in any Offering Document, which disclosure modifies, alters, changes, amends or supplements the Policy Provider Information, shall be made without the Policy Provider's prior written consent.

                  Section 4. Representations, Warranties and Agreements of the Policy Provider. The Policy Provider represents and warrants to, and agrees with, American and each of the Underwriters as follows:

                  (a) Organization and Licensing. The Policy Provider is a Wisconsin domiciled stock insurance company which is licensed under the laws of the State of Wisconsin and is duly qualified or licensed to conduct an insurance business in each jurisdiction where qualification may be necessary to accomplish the Transactions (as defined in the Policy Provider Agreement).

                  (b) Corporate Power. The Policy Provider has the corporate power and authority to issue the Policy and execute and deliver this Indemnification Agreement, the Intercreditor Agreement and the Policy Provider Agreement and to perform all of its obligations hereunder and thereunder.

                  (c) Authorization; Approvals. The Policy Provider has duly authorized, executed and delivered this Indemnification Agreement. Proceedings legally required for the issuance of the Policy and the execution, delivery and performance of this Indemnification Agreement, the Intercreditor Agreement and the Policy Provider Agreement have been taken and licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Policy, if any, have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Policy.

                  (d) Enforceability. The Policy, when issued, and each of the Intercreditor Agreement and the Policy Provider Agreement, when executed, will constitute, and this Indemnification Agreement constitutes, a legal, valid and binding obligation of the Policy Provider, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

                  (e) Financial Information. The financial statements of the Policy Provider included in or incorporated by reference into the Prospectus Supplement, fairly

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present in all material respects the financial condition of the Policy Provider as of the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied. Since March 31, 2003, there has been no material change in such financial condition of the Policy Provider that would materially and adversely affect its ability to perform its obligations under the Policy, this Indemnification Agreement or the Intercreditor Agreement.

                  (f) Policy Provider Information. The Policy Provider Information is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act; subject to the foregoing, as of the date hereof, the information included in or incorporated into by reference in the Prospectus Supplement under the caption "Description of the Policy Provider" (the "Policy Provider Information") does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Policy Provider consents to the inclusion in the Prospectus Supplement of the Policy Provider Information. The Policy Provider will promptly inform American and the Underwriters of any information which would cause the representation and warranty of the Policy Provider set forth in the first sentence of this subsection (f) not to be true and correct as of the Closing Date.

                  (g) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Policy Provider's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its ability to perform its obligations under the Policy, this Indemnification Agreement, the Intercreditor Agreement or the Policy Provider Agreement.

                  (h) Exemption from Registration. The Policy is exempt from registration under the Securities Act.

                  Section 5. Indemnification and Contribution. (a) The Policy Provider agrees to indemnify and hold harmless (i) each Underwriter, each of its officers, directors, shareholders, employees, agents and each person, if any, who controls such Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) American, each of its officers, directors, shareholders, employees, agents and each person, if any, who controls American within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such indemnitee in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Policy Provider Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or a breach of any of the representations and warranties of the Policy Provider contained in Section 4 hereof.

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                  (b)      Each Underwriter agrees, severally and not jointly,
to indemnify and hold harmless the Policy Provider, each of its officers, directors, shareholders, employees, agents and each person, if any, who controls the Policy Provider within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such indemnitee in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the information relating to such Underwriter contained in the Underwriter Information, or a breach of any of the representations and warranties of such Underwriter contained in Section 2 hereof.

                  (c) Except for the Policy Provider Information and the Underwriter Information, American agrees to indemnify and hold harmless the Policy Provider, each of its officers, directors, shareholders, employees, agents and each person, if any, who controls the Policy Provider within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such indemnitee in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Offering Document, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or a breach of any of the representations and warranties of American contained in Section 3 hereof.

                  (d) In case any action or proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to subsection (a), (b) or (c) of this
Section 5, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have under this
Section 5 except to the extent that the Indemnifying Party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided further, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party other than under this Section 5. An Indemnifying Party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an Indemnifying Party, jointly with any other Indemnifying Parties receiving such notice, may, except as provided in the immediately following sentence, assume the defense of such action, with counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the Indemnifying Party has failed within a reasonable time to assume defense of such action or proceeding or retain counsel

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reasonably satisfactory to the Indemnified Party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or the Indemnified Party shall have been advised by counsel that one or more legal defenses available to it may be different from or in addition to those available to the Indemnifying Party. It is understood that the Indemnifying Party shall not under subsection (a), (b) or (c) of this
Section 5, in respect of the legal expenses of any Indemnified Party in connection with any proceeding, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                  (e) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, (i) whether the breach of, or alleged breach of, any of its representations and warranties set forth herein are within the control of the Indemnifying Party or the Indemnified Party, (ii) whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or the Indemnified Party and (iii) the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or breach.

                  (f) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Indemnification Agreement, (ii) any due diligence investigation or statement as to the results of any due diligence investigation by or on behalf of (x) any Underwriter or any person controlling any Underwriter
(y) the Policy Provider, its officers or directors or any person controlling the Policy Provider or (z) American, its officers or directors or any person controlling American, and (iii) acceptance of and payment for any of the Class G Certificates.

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                  Section 6. Amendments, Etc. This Indemnification Agreement may
be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto.

                  Section 7. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

                  (a)      To American:

                           American Airlines, Inc.
                           4333 Amon Carter Boulevard
                           Fort Worth, TX 76155
                           Attention: Treasurer Telex: 4630158
                           Facsimile: (817) 967-4318
                           Confirmation: (817) 931-1088

                  (b)      To the Policy Provider:

                           Ambac Assurance Corporation
                           One State Street Plaza
                           New York, New York 10004
                           Attention: Surveillance Department
                           Facsimile: (212) 363-1459
                           Confirmation: (212) 668-0340

                  (c)      To the Underwriters:

                           c/o Citigroup Global Markets Inc.
                           Attn: Mark Rhodes, First Vice President
                           388 Greenwich Street
                           24th Floor
                           New York, NY 10013
                           Facsimile: (212) 816-0949
                           Confirmation: (212) 816-5822

                           With a copy to:

                           Shearman & Sterling LLP
                           599 Lexington Avenue
                           New York, NY 10022
                           Attention: Alexander C. Bancroft
                           Facsimile: (646) 848-7179
                           Confirmation: (212) 848-4000

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                  A party may specify an additional or different address or
addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt. All such notices telecopied shall be effective upon acknowledgment of receipt electronically confirmed by the sender's telecopy machine.

                  Section 8. Severability. In the event that any provision of this Indemnification Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

                  Section 9. Governing Law. This Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 10. Counterparts. This Indemnification Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

                  Section 11. Headings. The headings of Sections contained in this Indemnification Agreement are provided for convenience only. They form no part of this Indemnification Agreement and shall not affect its construction or interpretation.

                  Section 12. Miscellaneous. This Indemnification Agreement shall inure to the benefit and be binding upon the parties hereto and their respective successors and assigns and the officers, directors, shareholders, employees, agents and controlling persons referred to in Section 5 hereof, and no other person shall have any right or obligation hereunder. This Indemnification Agreement supercedes all prior agreements or understandings entered into by the Policy Provider relating to the subject matter hereof.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement, all as of the day and year first above mentioned.

                                  AMERICAN AIRLINES, INC.

                                  By: /s/ Michael P. Thomas
                                      ----------------------------------------
                                      Name: Michael P. Thomas
                                      Title: Managing Director
                                             Corporate Finance & Banking

                                  AMBAC ASSURANCE CORPORATION

                                  By: /s/ David B. Nemschoff
                                      ----------------------------------------
                                      Name: David B. Nemschoff
                                      Title: Managing Director

                                  CITIGROUP GLOBAL MARKETS INC.,
                                  J.P. MORGAN SECURITIES INC.,
                                  MERRILL LYNCH, PIERCE, FENNER &
                                  SMITH INCORPORATED and MORGAN
                                  STANLEY & CO. INCORPORATED, as
                                  Underwriters

                                  By:  CITIGROUP GLOBAL MARKETS
                                  INC., acting on behalf of itself and as the
                                  representative of the other named
                                  Underwriters.

                                  By: /s/ Jeffrey J. Singer
                                      ----------------------------------------
                                      Name: Jeffrey J. Singer
                                      Title: Director

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